Exhibit 99.1

FOR IMMEDIATE RELEASE

MISCOR Group Acquires Smith Services of Alabama, Inc.
Deal Expands Capacity, Geographic Reach in Electric Motor Repair for Major Industry

SOUTH BEND, Ind., June 1, 2006– MISCOR Group, Ltd., coming off its initial public offering last month, today announced the completion of a key acquisition that bolsters its growing industrial services division. Magnetech Industrial Services, Inc., a wholly owned subsidiary of MISCOR, has acquired the operating assets of electric motor and industrial services provider Smith Services of Alabama, Inc. The acquisition of Saraland, Ala.-based Smith Services was completed yesterday. Terms were not disclosed.

MISCOR, the South Bend, Ind.-based provider of electrical contracting and industrial services, said the acquisition increases its capacity and service staff, expands its reach into the Gulf Coast region and adds a client roster of prestigious Fortune 500 customers. Like Magnetech, Smith Services provides electric motor repair, preventative maintenance and refurbishment for major industrial companies such as utilities and manufacturers.

“Smith Services of Alabama is a high-quality, well-run operation that will fit nicely into our growing industrial services business,” said John A. Martell, President and CEO of MISCOR Group. “When combined with our Mobile Service Shop, the addition of Smith Services further establishes Magnetech as a leading provider of electric motor repair in the greater Gulf Coast region.”

Michael M. Maiuri, President and Chief Operating Officer of Smith Services, Inc., parent company of Smith Services of Alabama, added: “This sale is a win-win, as it allows us to focus all of our resources and efforts on our service businesses in Princeton, West Virginia, while ensuring our Alabama-based staff and customers are well-served under the Magnetech banner.”

Magnetech said it will retain the service staff and repair facility of Smith Services of Alabama, and expects to use the operation as a hub to serve customers in Alabama, Louisiana, Tennessee, Florida and Georgia.

Martell added: “The addition of Smith Services fits our acquisition model, which is based on strategic alignment, growth potential and the ability to be accretive. We are pleased to be able to expand our service capability and customer base with this deal, and we will continue to seek additional organic growth and acquisition opportunities to achieve our goal of being the nation’s leading industrial services provider in our niches.”

MISCOR recently completed an initial public registration of its common stock on Form S-1, which was deemed effective by the Securities and Exchange Commission on May 12, 2006. The Company is currently pursuing a listing on the OTC Bulletin Board.

About MISCOR

Formerly known as Magnetech Integrated Services Corp., MISCOR conducts operations through three principal subsidiaries: Magnetech Industrial Services, Inc., which is primarily engaged in providing maintenance and repair services to industry for electric motors, lifting magnets and power distribution systems; Martell Electric, LLC which provides a wide range of electrical contracting services for industrial, commercial and institutional customers; and HK Engine Components, LLC which manufactures, repairs and engineers power assemblies for large diesel engines.

Forward Looking Statements

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include expectations about the anticipated benefits of the acquisition, which involve risks and uncertainties that could cause actual results to differ materially from results expressed or implied by these statements. Factors that might cause or contribute to such differences include, but are not limited to: difficulties encountered in integrating merged businesses and the ability to successfully combine service offerings and customer acceptance of combined services. For further discussion of these and other risks and uncertainties, individuals should refer to the Company's SEC filings. MISCOR Group, Ltd. undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contact:

Noel Ryan, Jeff Lambert
Lambert, Edwards & Associates, Inc.
(616) 233-0500 nryan@lambert-edwards.com

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